Exhibit 99.1


                                                                   [Exelon Logo]

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News Release

From:      Exelon Corporation                            FOR IMMEDIATE RELEASE
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           Corporate Communications                      January 25, 2002
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Donald Kirchoffner
           312.394.3001
           Linda Byus, CFA
           312.394.7696

             Exelon Announces Restatement of Third Quarter Results;
                        Reaffirms 2001 Earnings Guidance

Chicago (January 25, 2002) -- Exelon announced today that it is restating its third quarter 2001 financial statements as a result of an error in the amount of realized nuclear decommissioning trust fund losses recorded for the third quarter. As a result of the restatement, third quarter 2001 diluted earnings per share decreased to $1.16 from the previously reported $1.25.

Exelon also announced today that full year 2001 earnings are expected to be within the $4.30-$4.45 per diluted share guidance issued in September 2001.

Exelon records realized income or loss on decommissioning trust funds based on an estimate provided by the custodian of the funds. In January 2002, as part of the year-end close process, Exelon discovered that the actual loss realized by the trust funds during the third quarter was higher than the estimated amount used in the preparation of the financial statements, and determined that restatement of third quarter results was appropriate.

Exelon is restating its third quarter financial statements and will be filing an amended Quarterly Report on Form 10-Q/A for the Quarter Ended September 30, 2001. The amended 10-Q/A will include revisions to reflect a decrease in Other Income due to the additional realized decommissioning trust fund losses of $52 million, a decrease in income tax expense of $25 million, and a reduction in net income of $27 million.

Exelon expects to announce fourth quarter and full year 2001 earnings before the markets open on Tuesday, January 29. Exelon will host a one-hour conference call for investors at 2 PM Central Time (3 PM Eastern Time). The call-in numbers are as follows:

U.S. Callers:     877/780-2271
International Callers: 973/872-3462
No confirmation code required



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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Outlook" in Exelon's 2000 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


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Exelon Corporation is one of the nation's largest electric utilities with approximately five million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately five million customers in Illinois and Pennsylvania and gas to 425,000 customers in the Philadelphia area. The company also has holdings in such competitive businesses as energy, infrastructure services and energy services. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.